Change In Independent Registered Public Accounting Firm

On February 28, 2018, KPMG LLP (“KPMG”) declined to stand for re-election as the independent registered public accounting firm to the Registrant.  KPMG’s reports on the Registrant’s financial statements for the fiscal periods ended November 30, 2017 and November 30, 2016 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle.  During the Registrant’s fiscal periods ended November 30, 2017 and November 30, 2016 and the subsequent interim period through February 28, 2018:  (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with its reports on the Registrant’s financial statements for such periods; and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.  The Registrant has requested that KPMG furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated August 9, 2018, is filed as Exhibit 13(a)(4)(ii) to this Form N-CSR.

The Audit Committee of the Registrant’s Board of Trustees approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Registrant’s independent registered public accounting firm for the fiscal year ending November 30, 2018.  The selection of Deloitte does not reflect any disagreements with or dissatisfaction by the Registrant or the Board of Trustees with the performance of the Registrant’s prior independent registered public accounting firm, KPMG.  During the Registrant’s fiscal periods ended November 30, 2017 and November 30, 2016 and the subsequent interim period through February 28, 2018, neither the Registrant, nor anyone on its behalf, consulted with Deloitte on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).